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                        [ERNST & YOUNG LLP LETTERHEAD]


                                                                    Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38285) pertaining to Vision Twenty-One, Inc. 1996 Stock Incentive Plan of our reports as follows at December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997, which are included in the Vision Twenty-One, Inc. Form 8-K dated November 12, 1998 filed with the Securities and Exchange Commission.



EyeCare One Corp.                                  February 4, 1998



Vision Insurance Plan of America, Inc.            March 3, 1998



                                                   /s/  Ernst & Young LLP

Milwaukee, Wisconsin
November 12, 1998